Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Artisan Partners Limited Partnership

As of June 27, 2008, as amended October 1, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

       SEI Institutional International Trust

		[REDACTED]





Agreed and Accepted:


SEI Investments Management Corporation
Artisan Partners Limited Partnership
By: Artisan Investments GP LLC, its
General Partner


By:
     /s/ Sandra M. Schaufler

By:
     /s/ Sarah A. Johnson
Name:
     Sandra M. Schaufler

Name:
     Sarah A. Johnson

Title:
     Vice President

Title:
     Vice President




9

1